                                                                     EXHIBIT 3.4

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                VCA ANTECH, INC.
                             A DELAWARE CORPORATION
                               (THE "CORPORATION")
                              AS OF MARCH 21, 2003

                                   ARTICLE I
                               CORPORATE OFFICES

      Section 1 Registered Office. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of Newcastle.

      Section 2 Principal Office. The principal office of the Corporation is located at 12401 West Olympic Boulevard, Los Angeles, California 90064-1022.

      The Board of Directors (herein referred to as the "Board") is hereby granted the full power and authority, by a resolution of a majority of the directors, to change the principal office from one location to another.

      Section 3 Other Offices. The Corporation may establish any additional offices, at any place or places, as the Board may designate, or as the business of the Corporation shall require.

                                   ARTICLE II
                              STOCKHOLDERS MEETINGS

      Section 1 Place of Meeting. Meetings of the Stockholders shall be held at the principal offices of the Corporation or at such place, within or without the State of Delaware, as may from time to time be designated for that purpose, by the Board.

      Section 2 Annual Meetings. Annual meetings of stockholders shall be held at a place and time on any weekday which is not a holiday as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

      Section 3 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only
(i) by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (ii) by the Chairman of the Board, the President, or the Chief Executive Officer if made by a written request to the Board and shall be held at such place, on such date, and at such time as the Board shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

      Section 4 Notice of Meetings. Except as otherwise provided by the DGCL, as that term is defined in Section 9 of Article VI, written notice of each meeting of the Stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days prior to the date upon which the meeting is to be held to each Stockholder entitled to vote at such meeting. Such notice shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the

Stockholder at such person's address as it appears on the stock records of the Corporation, or otherwise actually delivered to such address or such person. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

      Section 5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, any meeting of the Stockholders may be adjourned from time to time by the chairman of the meeting or a majority of the votes represented either in person or by proxy, and no other business may be transacted at a meeting except that the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      Section 6 Adjourned Meeting. Any Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned by the chairman of the meeting or by a vote of a majority of the shares present, either in person or by proxy. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

      Section 7 Chairman of Meeting; Opening of Polls. Meetings of Stockholders shall be presided over by the person designated by the Board, or in the absence of such designation, by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting by the Stockholders. The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at each meeting of Stockholders the date and time of the opening of the polls for each matter upon which the Stockholders will vote.

      Section 8 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such person by proxy.

      Section 9 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

      Section 10 No Consent of Stockholders in Lieu of Meeting. The Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take action at a duly called annual or special meeting, as described in this Article II.

      Section 11 Inspectors of Election. In advance of any meeting of the Stockholders, the Board shall appoint at least one person, other than nominees for office, as inspectors of election, to act at such meeting or any adjournment thereof. The number of such inspectors of election shall be one or three. In case any person appointed as inspector fails to appear or refuses to act, the vacancy shall be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairman of the meeting.

      The duties of each such inspector shall include: determining the number of shares outstanding and voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; retaining for a reasonable period the disposition of any challenges made to the inspector's determinations; counting and tabulating all votes; determining when the polls shall close; determining the result of any election; certifying the determination of the number of shares represented at the meeting, and the count of all votes and ballots; certifying any information considered in determining the validity and counting of proxies and ballots if that information is used for the purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the Stockholder holds of record; and performing such acts as may be proper to conduct the election or vote with fairness to all Stockholders.

      An announcement shall be made at each meeting of the Stockholders by the chairman of the meeting of the date and time of the opening and closing of polls for each matter upon which the Stockholders will vote at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a Stockholder shall determine otherwise.

      Unless otherwise provided in the Certificate of Incorporation or these Bylaws, this Section 11 shall not apply to the Corporation if the Corporation does not have a class of voting stock that is:

      (a)   listed on a national securities exchange;

      (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or

      (c)   held of record by more than 2,000 Stockholders.

      Section 12 Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

      If no record date is fixed:

      (a) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

      (b) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

      (c) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      Section 13 Conduct of Meetings. The Board may adopt such rules and regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to meeting after the time fixed for commencement thereof; (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      Section 14 Exception to Requirements of Notice. No notice is required to be given to any Stockholder under the Certificate of Incorporation or these Bylaws if under Section 230 of the DGCL no such notice is required to be given.

      Section 15 Matters Considered at Annual Meeting. At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Stockholder. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Stockholder, and (d) any material interest of the Stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 16 Nominations for Director . Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of Stockholders by or at the direction of the Board or by any Stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such Stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such Stockholder. At the request of the Board any person nominated by the Board for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE III
                               BOARD OF DIRECTORS

      Section 1 Powers. The business and affairs of the Corporation shall be managed by, or under the direction of the Board, except as may be otherwise provided by the DGCL or in the Certificate of Incorporation or these Bylaws.

      Section 2 Number. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board.

      Section 3 Place of Meeting. Unless otherwise provided in the Certificate of Incorporation, meetings, both regular and special, of the Board shall be held at the Corporation's principal executive offices, or at such other place or places as the Board or the Chairman of the Board may from time to time determine.

      Section 4 Regular Meetings. Immediately following each annual meeting of the Stockholders the Board shall hold a regular meeting at the same place at which such Stockholders' meeting is held, or any other place as may be fixed from time to by the Board or the Chairman of the Board. Notice of such meeting need not be given.

      Other regular meetings of the Board shall be held without call at such time as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of a regular meeting need not be given.

      Section 5 Special Meetings. Except as otherwise provided in the Certificate of Incorporation, special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or by any two directors.

      Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone or telegraph or telex or cable or mail or electronic mail or other form of recorded communication, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at that director's residence or usual place of business. In case such notice is mailed, it shall be deposited in the United States mail at least three days prior to the time of the holding of the meeting. In case such notice is delivered personally, by telephone or by other form of written communication, it shall be delivered at least 24 hours before the time of the holding of the meeting. The notice shall state the time of the meeting, but need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation. The notice need not state the purpose of the meeting unless expressly provided otherwise by statute.

      Section 6 Meetings by Communication Equipment. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

      Section 7 Quorum and Manner of Acting. The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given.

      Section 8 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 9 Compensation of Directors. The Board may fix the compensation of directors.

      Section 10 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent authorized by the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may remove any director from a committee with or without cause at any time.

                                   ARTICLE IV
                                    OFFICERS

      Section 1 Officers. The Board may elect such officers with such titles as the Board deems advisable. Each officer shall have the powers and duties set forth in these Bylaws and any resolution of the Board appointing such officer (to the extent such resolution is not inconsistent with these Bylaws), and to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may designate two or more persons as Chairman of the Board, in which case each shall be a Co-Chairman of the Board. Each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Subject to contractual obligations to the Company, any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. One person may hold any number of offices.

      Section 2 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to such person by the Board.

      Section 3 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Board, consistent with such person's position as Chief Executive Officer. The Board may designate two or more persons as Chief Executive Officer, in which case each shall have the title Chief Executive Officer or Co-Chief Executive Officer, as specified by the Board.

      Section 4 President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, if there be such officers, the President shall be the chief operating officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer). The President shall have the general powers and duties of management usually vested in the office of president and general manager of a Corporation, and shall have such other powers and duties as may be prescribed by the Board and the Chief Executive Officer.

      Section 5 Vice Presidents. In the absence or disability of the Chairman, the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer or the President.

      Section 6 Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings.

      The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

      Section 7 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them.

      The Chief Financial Officer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board or by an officer, if such authority is delegated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                   ARTICLE V
                          INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

      Section 1 Agents, Proceedings and Expenses. For the purposes of this
Article V, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was a director, officer, employee or other agent of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or complete action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 2 or Section 3 of this Article V.

      Section 2 Actions Other Than By The Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

      Section 3 Actions by the Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      Section 4 Successful Defense by Agent. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Section 5 Required Approval. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article V. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the members of the Board who are not parties to such action, suit or proceeding, even though less than a quorum, or
(b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, or (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (d) by the affirmative vote of a majority of Stockholders.

      Section 6 Advance of Expenses. The Corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in this Article V or otherwise. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

      Section 7 Contractual Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 8 Limitations. No indemnification or advance shall be made under this Article V, except as provided in Section 4, in any circumstances where it appears:

      (a) That it would be inconsistent with a provision of the Certificate of Incorporation, a resolution of the Stockholders or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

      (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

      Section 9 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V..

      Section 10 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article V by the Stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

      Section 11 Constituent Corporations. For purposes of this Article V, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      Section 12 Definitions. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

                                   ARTICLE VI
                                  MISCELLANEOUS

      Section 1 Inspection of Books and Records by Stockholders. Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

      Section 2 Inspection of Books and Records by Directors. Any director shall have the right to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to such person's position as a director. Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

      Section 3 Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the Board. In the absence of such determination, the Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial Officer shall have the authority to sign or endorse such instruments and documents.

      Section 4 Corporate Contracts and Instruments; How Executed. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such person's authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable for any purpose or for any amount. In the absence of specific resolution of the Board relating to the authority of officers to execute contracts generally, the Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial shall have the authority to execute contracts of the Corporation.

      Section 5 Certificates for Shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or the President or a Vice-President, and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

      Section 6 Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such person's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name appears on shares of stock and on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and upon any transfer of shares of stock the person or persons into whose name or names such shares shall have been transferred, shall enjoy and bear all rights, privileges and obligations of holders of stock of the Corporation and as against the Corporation or any other person or persons. The term "person" or "persons" wherever used herein shall be deemed to include any partnership, corporation, association or other entity. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to such transfer agent, shall be so expressed in the entry of transfer.

      Section 7 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 8 Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any person designated by any of such officers is authorized, in the absence of authorization by the Board, to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, for which the Corporation has the right to vote. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy duly executed by these officers.

      Section 9 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular. In addition, as used in these Bylaws, the following terms have the meanings set forth below:

      "Board" means the Board of the Corporation.

      "DGCL" means the Delaware General Corporation Law, as the same may from time to time be amended.

      "Stockholders" means the Stockholders of the Corporation.

      Section 10 Amendments to Bylaws. The Board is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The

Stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      Section 11 Conformance to the Law. In the event that it is determined that these Bylaws, as now written or as amended, conflict with the DGCL, or any other applicable law, as now enforced or as amended, these Bylaws shall be deemed amended, without action of the Board or the Stockholders, to conform with such law. Such amendment to be so interpreted as to bring these Bylaws within minimum compliance. For purposes of this section, "amendment" shall include a repeal of, or a change in interpretation of, the relevant compendium.

      Section 12 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

      Section 13 Dividends; Surplus. Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board may declare dividends out of the net assets of the Corporation in excess of its capital or, in case there shall be no such excess, out of the net profits of the Corporation for the fiscal year then current and/or the preceding fiscal year, or out of any funds at the time legally available for the declaration of dividends (hereinafter referred to as "surplus or net profits") whenever, and in such amounts as, in its sole discretion, the conditions and affairs of the Corporation shall render advisable. The Board in its sole discretion may, in accordance with law, from time to time set aside from surplus or net profits such sum or sums as it may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose as it may think conducive to the best interests of the Corporation.

      Section 14 Waiver of Notice. Whenever notice is required to be given under these Bylaws or the Certificate of Incorporation or the DGCL, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board or any committee of the Board need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                            CERTIFICATE OF SECRETARY

      I, the undersigned, do hereby certify:

      (1) That I am the duly elected and acting Secretary of VCA Antech, Inc., a Delaware corporation (the "Corporation"); and

      (2) That the foregoing Bylaws comprising 16 pages, constitute the Bylaws of the Corporation as duly adopted by the Board on November 20, 2001 and duly amended by the Board on March 21, 2003.

      IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 21st day of March, 2003.

                                    __________________________________
                                    Tomas W. Fuller, Assistant Secretary

                          AMENDED AND RESTATED BYLAWS
                                       OF
                                VCA ANTECH, INC.
                             A DELAWARE CORPORATION
                              AS OF MARCH 21, 2003

                                                                                                                PAGE
ARTICLE I         CORPORATE OFFICES...........................................................................    1

   Section 1      Registered Office...........................................................................    1

   Section 2      Principal Office............................................................................    1

   Section 3      Other Offices...............................................................................    1

ARTICLE II        STOCKHOLDERS MEETINGS.......................................................................    1

   Section 1      Place of Meeting............................................................................    1

   Section 2      Annual Meetings.............................................................................    1

   Section 3      Special Meetings............................................................................    1

   Section 4      Notice of Meetings..........................................................................    1

   Section 5      Quorum......................................................................................    2

   Section 6      Adjourned Meeting...........................................................................    2

   Section 7      Chairman of Meeting; Opening of Polls.......................................................    2

   Section 8      Proxies.....................................................................................    2

   Section 9      Stockholder List............................................................................    2

   Section 10     No Consent of Stockholders in Lieu of Meeting...............................................    3

   Section 11     Inspectors of Election......................................................................    3

   Section 12     Record Date.................................................................................    3

   Section 13     Conduct of Meetings.........................................................................    4

   Section 14     Exception to Requirements of Notice.........................................................    4

   Section 15     Matters Considered at Annual Meeting........................................................    4

   Section 16     Nominations for Director....................................................................    5

ARTICLE III       BOARD OF DIRECTORS..........................................................................    6

   Section 1      Powers......................................................................................    6

   Section 2      Number......................................................................................    6

   Section 3      Place of Meeting............................................................................    6

   Section 4      Regular Meetings............................................................................    6

   Section 5      Special Meetings............................................................................    6

   Section 6      Meetings by Communication Equipment.........................................................    7

   Section 7      Quorum and Manner of Acting.................................................................    7

   Section 8      Action Without Meeting......................................................................    7

   Section 9      Compensation of Directors...................................................................    7

   Section 10     Committees..................................................................................    7

ARTICLE IV        OFFICERS....................................................................................    7

   Section 1      Officers....................................................................................    7

   Section 2      Chairman of the Board.......................................................................    8

   Section 3      Chief Executive Officer.....................................................................    8

   Section 4      President...................................................................................    8

   Section 5      Vice Presidents.............................................................................    8

   Section 6      Secretary...................................................................................    8

   Section 7      Chief Financial Officer.....................................................................    8

ARTICLE V         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENT ................................    9

   Section 1      Agents, Proceedings and Expenses............................................................    9

   Section 2      Actions Other Than By The Corporation.......................................................    9

   Section 3      Actions by the Corporation..................................................................    9

   Section 4      Successful Defense by Agent.................................................................   10

   Section 5      Required Approval...........................................................................   10

   Section 6      Advance of Expenses.........................................................................   10

   Section 7      Contractual Rights..........................................................................   10

   Section 8      Limitations.................................................................................   11

   Section 9      Insurance...................................................................................   11

   Section 10     Effect of Amendment.........................................................................   11

   Section 11     Constituent Corporations....................................................................   11

   Section 12     Definitions.................................................................................   11

ARTICLE VI        MISCELLANEOUS...............................................................................   12

   Section 1      Inspection of Books and Records by Stockholders.............................................   12

   Section 2      Inspection of Books and Records by Directors................................................   12

   Section 3      Checks, Drafts, Evidences of Indebtedness...................................................   12

   Section 4      Corporate Contracts and Instruments; How Executed...........................................   12

   Section 5      Certificates for Shares.....................................................................   12

   Section 6      Transfer of Shares..........................................................................   13

   Section 7      Lost, Stolen or Destroyed Certificates......................................................   13

   Section 8      Representation of Shares of Other Corporations..............................................   13

   Section 9      Construction and Definitions................................................................   13

   Section 10     Amendments to Bylaws........................................................................   13

   Section 11     Conformance to the Law......................................................................   14

   Section 12     Fiscal Year.................................................................................   14

   Section 13     Dividends; Surplus..........................................................................   14

   Section 14     Waiver of Notice............................................................................   14

                                      iii